Exhibit 99.8 — Schedule II. Valuation and Qualifying Accounts (adjusted to reflect the retrospective application of the consolidation accounting standard)

PART IV

ITEM 15.                EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

Item 15(a).

Schedule II. Valuation and Qualifying Accounts

Lions Gate Entertainment Corp.

March 31, 2010

(In Thousands)

COL. A.	COL. B.	COL. C.			COL. D.		COL. E.
		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses (1)	Charged to Other Accounts — Describe		Deductions - Describe		Balance at End of Period

Year Ended March 31, 2010:
Reserves:
Video returns and allowances	$98,947	$178,865	$1,103	(2)	$(190,937	)(3)	$87,978
Provision for doubtful accounts	9,847	1,412	624	(2)	(4,207	)(4)	7,676
Total	$108,794	$180,277	$1,727		$(195,144)		$95,654

Year Ended March 31, 2009:
Reserves:
Video returns and allowances	$95,515	$224,855	$7,000	(2)	$(228,423	)(3)	$98,947
Provision for doubtful accounts	5,978	3,377	872	(2)	(380	)(4)	9,847
Total	$101,493	$228,232	$7,872		$(228,803)		$108,794

Year Ended March 31, 2008:
Reserves:
Video returns and allowances	$77,691	$194,690	$2,120	(2)	$(178,986	)(3)	$95,515
Provision for doubtful accounts	6,345	551	204	(2)	(1,122	)(4)	5,978
Total	$84,036	$195,241	$2,324		$(180,108)		$101,493

(1)       Charges for video returns and allowances are charges against revenue.

(2)       Opening balances due to acquisitions and fluctuations in foreign exchange rates. Video returns and allowances for the year ended March 31, 2009 includes an initial returns reserve for the HIT Entertainment distribution deal.

(3)       Actual video returns and fluctuations in foreign currency exchange rates.

(4)       Uncollectible accounts written off and fluctuations in foreign currency exchange rates. The year ended March 31, 2010 includes a reclassification of the provision for doubtful accounts due to the deconsolidation of TV Guide Network.